UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Election of Directors.

On October 31, 2018, the Board of Directors (the “Board”) of Aimmune Therapeutics, Inc., a Delaware corporation (“Aimmune” or the “Company”) approved, by means of a written consent in lieu of special meeting and upon the recommendation of the nominating and corporate governance committee of the Board, an action to increase the size of the Board from seven directors to eight directors and elected Brett K. Haumann as a director to fill the vacancy created by the increase to the size of the Board.  Dr. Haumann will serve as a Class II director with a term of office commencing on October 31, 2018 and expiring at the Company’s 2020 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal.

Dr. Haumann will be entitled to compensation for his services as a director in accordance with the Company’s compensation program for non-employee directors (the “Director Compensation Program”), including a $40,000 annual retainer for service as a Board member.  In connection with his appointment to the Board, Dr. Haumann will also be entitled to an initial option grant to purchase 12,500 shares of Common Stock (the “Initial Option Grant”) and 6,250 restricted stock units (the “Initial RSU Grant” and, together with the Initial Option Grant, the “Initial Grants”) pursuant to the Company’s 2015 Equity Incentive Award Plan (the “Plan”).  The Initial Option Grant shall vest as to 1/36 of the shares subject to the Initial Option Grant on each monthly anniversary following the grant date, subject to continued service through each applicable vesting date.  The Initial RSU Grant shall vest as to 1/3 of the shares subject to the Initial RSU Grant on each yearly anniversary following the grant date, subject to continued service through each applicable vesting date. As a non-employee director, Dr. Haumann is also eligible for annual grants to purchase 7,500 shares of Common Stock (each an “Annual Option Grant”) and 3,750 restricted stock units (each an “Annual RSU Grant” and, together with the Annual Option Grants, the “Annual Grants”), which Annual Option Grants and Annual RSU Grants vest as to all of the shares and units subject to the Annual Grants on the earlier of the first anniversary of the applicable grant date or the next annual stockholders’ meeting, subject to continued service through the vesting date.  All equity awards, including any Initial Grants and Annual Grants, held by the Company’s non-employee directors will vest in full immediately prior to the occurrence of a change in control.  All equity awards granted under the Plan have a maximum term of ten years, and the exercise price of each option granted under the Plan is equal to 100% of the fair market value of the Common Stock on the date of grant.  Dr. Haumann has declined to receive the aforementioned compensation until there is a change in his U.S. visa status that allows him to accept this compensation.  The foregoing description of the Director Compensation Program is a summary of the material terms thereof and is qualified in its entirety by reference to the Director Compensation Program, which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A on July 27, 2015, as amended from time to time, and is incorporated by reference herein.

In connection with Dr. Haumann’s appointment to the Board, the Company will enter into an indemnification agreement with Dr. Haumann (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders.  The Indemnification Agreement, among other things, requires the Company to indemnify Dr. Haumann to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of Dr. Haumann’s services as a director.  The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A on July 27, 2015 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: November 6, 2018	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary